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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Diebold, Incorporated



We consent to incorporation by reference in the Registration Statements (Nos. 33-32960, 33-39988, 33-55452, 33-54677, 33-54675, 333-32187 and 333-31993) on
Form S-8 of Diebold, Incorporated of our report dated January 23, 2001 relating to the consolidated balance sheets of Diebold, Incorporated and subsidiaries as of December 31, 2000, and 1999, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, and related schedule.



/s/KPMG LLP


KPMG LLP
Cleveland, Ohio
March 9, 2001

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